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                                                                     Exhibit 2.2

                               SECOND AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT

   This Second Amendment to Asset Purchase Agreement is made as of October 23, 2002 by and among MEC Lone Star, L.P., a Delaware limited partnership ("Buyer"), Lone Star Race Park, Ltd., a Texas limited partnership ("Lone Star"), and LSJC Development Corporation, a Texas corporation (together with Lone Star, "Sellers"), and is made with reference to that certain Asset Purchase Agreement dated as of March 6, 2002, as amended as of September 30, 2002, among Buyer and Sellers (as amended, the "Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

                                   AGREEMENT

   The parties, intending to be legally bound, hereby agree as follows:

1.  AMENDMENTS TO AGREEMENT

1.1 ALLOCATION OF PURCHASE PRICE

   Subsections 2.8(b)(i) and (ii) of the Agreement shall be and are hereby amended in their entirety to read as follows:

  "(i) In Tenant's federal income and franchise Tax Returns filed for all prior taxable years, Tenant reported the Sports Corporation Lease as a purchase money note (the "Installment Obligation") pursuant to which Tenant acquired the property subject to the Sports Corporation Lease. Consistent with the foregoing, the parties agree to report for federal income tax and Texas franchise tax purposes in a manner consistent with the following: (A) Buyer's assumption of the Sports Corporation Lease shall be treated as an assumption of the Tenant's Installment Obligation; (B) the assets acquired by Buyer from Tenant pursuant to this Agreement are the Purchased Assets acquired from Tenant, treating the property subject to the Sports Corporation Lease as owned by Tenant and sold to Buyer (the "Tenant Assets"); (C) the total sales price paid by Buyer to Tenant to be reported in Part I, Line 3 of Treasury Department Form 8594 shall be the sum of (x) $43,971,150 of the cash portion of the Purchase Price set forth in Section 2.3, (y) any Assumed Liabilities assumed from Tenant (excluding the PILOT Agreement as an Assumed Liability for purposes of the calculations in Sections 2.8(b)(i) and (ii) only) and (z) the Installment Obligation, which as of December 31, 2001 had a fixed obligation of $19,028,850; and (D) the fair market value of the Class I and III assets to be agreed on by the parties in accordance with the procedures set forth in Section 2.8(b)(iv) below; and (E) the fair market value of the Class V assets to be reported on Treasury Department Form 8594 shall be equal to the excess of the sales price as determined under Section 2.8(b)(i)(C) over the aggregate fair market value of the Class I through Class III assets as determined in clause (D) of this Section 2.8(b)(i), and will be allocated to the individual Tenant Assets within Class V assets on the Treasury Department Form 8594 in accordance with the procedures described in Section 2.8(b)(iv) below.

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  (ii) The parties agree to report for federal income tax and Texas franchise tax purposes in a manner consistent with the following: (A) the actions described in Section 2.9 shall be treated, for federal income tax purposes only, as Buyer's purchase of the License from Lone Star and, for Texas franchise tax purposes only, as Buyer's purchase of the membership interest of New LLC; (B) the total sales price paid by Buyer to Lone Star to be reported in Part I, Line 3 of Treasury Department Form 8594 shall be the sum of $36,028,850 of the cash portion of the Purchase Price set forth in Section 2.3 (minus the amount allocated to the MBLS assets pursuant to Section 2.8(b)(iii)), plus the Assumed Liabilities assumed from Lone Star (excluding the PILOT Agreement as an Assumed Liability for purposes of the calculations in Sections 2.8(b)(i) and (ii) only); (C) the fair market value of the Class IV assets and Class V assets to be reported on Treasury Department Form 8594 shall be zero and $2,022,387, respectively (as reasonably adjusted by agreement of the parties for additions and disposals from the execution of this Agreement to the Closing) with the fair market value of the individual assets in each such class to be reported on Treasury Department Form 8594 to be agreed by the parties in accordance with the procedures described in
       Section 2.8(b)(iv) below and the fair market value of the Class I through III assets to be agreed on by the parties in accordance with the procedures set forth in Section 2.8(b)(iv) below; and (D) the fair market value of the Class VI assets to be reported on Treasury Department Form 8594 shall be equal to the excess of the sales price as determined in clause (B) above over the aggregate fair market value of the Class I through Class V assets as determined in clauses (A) through (C) of this Section 2.8(b)(ii), and will be allocated solely to the License."

1.2 PERMITTED EXCEPTIONS

   Exhibit L to the Agreement shall be and is hereby replaced in its entirety by Exhibit L attached hereto.

2.  GENERAL PROVISIONS

2.1 AGREEMENT NOT OTHERWISE AFFECTED

   Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

2.2 FURTHER ASSURANCES

   The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Second Amendment and the documents referred to in this Second Amendment.

2.3 WAIVER

   Except as otherwise expressly provided in this Second Amendment, the rights and remedies of the parties to this Second Amendment are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this

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   Second Amendment or the documents referred to in this Second Amendment will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Second Amendment or the documents referred to in this Second Amendment can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Second Amendment or the documents referred to in this Second Amendment.

2.4 ENTIRE AGREEMENT AND MODIFICATION

   This Second Amendment, together with the Agreement, supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Second Amendment) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Second Amendment may not be amended except by a written agreement executed by the party to be charged with the amendment.

2.5 ASSIGNMENT, SUCCESSORS AND NO THIRD-PARTY RIGHTS

   No party may assign any of its rights under this Second Amendment without the prior consent of the other parties. Subject to the preceding sentence, this Second Amendment will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Second Amendment will be construed to give any Person other than the parties to this Second Amendment and the Indemnified Persons any legal or equitable right, remedy, or claim under or with respect to this Second Amendment or any provision of this Second Amendment. This Second Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Second Amendment and their successors and assigns.

2.6 SEVERABILITY

   If any provision of this Second Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Second Amendment will remain in full force and effect. Any provision of this Second Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

2.7 GOVERNING LAW

   This Second Amendment will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

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2.8 COUNTERPARTS

   This Second Amendment may be executed in counterparts, each of which will be deemed to be an original copy of this Second Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

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   IN WITNESS WHEREOF, the parties have executed and delivered this Second
Amendment as of the date first written above.

MEC LONE STAR, L.P.,
a Delaware limited partnership

By:MEC TEXAS RACING, INC.,
  a Delaware corporation, its general partner

  By:
      ------------------------------
  Name:
      ------------------------------
  Title:
      ------------------------------

LONE STAR RACE PARK, LTD.,
a Texas limited partnership

By:LONE STAR RACE PARK
  MANAGEMENT CORPORATION,
  a Texas corporation, its general partner

  By:
      ------------------------------
  Name:
      ------------------------------
  Title:
      ------------------------------

LSJC DEVELOPMENT CORPORATION,
a Texas corporation

By:
    ---------------------------------
Name:
    ---------------------------------
Title:
    ---------------------------------

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